Exhibit 10

STATE OF SOUTH CAROLINA                       )
                                              )        NONQUALIFIED STOCK OPTION
COUNTY OF ORANGEBURG                          )                 AGREEMENT


          This Agreement dated as of the ____ day of ____________, ____ (the "grant date") by Community Bankshares, Inc. (the "Corporation"), the holding company of Orangeburg National Bank (the "Bank") with its principal office in Orangeburg, South Carolina and ______________ ("optionee");

                           WITNESSETH:

          WHEREAS, the optionee is a key employee of the Bank and/or the Corporation; and

          WHEREAS, in order to encourage the optionee to remain an employee of the Bank and/or the Corporation, the Corporation has authorized the granting of options for the purchase of shares of the Corporation to provide such optionee with a means to acquire or increase his or her proprietary interest in the Corporation;
          NOW, THEREFORE in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. Subject to the terms and conditions of this agreement, the Corporation grants to the optionee the option to purchase from the Corporation ___ shares of the Corporation's common stock (hereinafter such shares of stock are referred to as the "optioned shares" and the option to purchase the optioned shares is referred to as the "option").

          2. The price to be paid for the optioned shares shall be $________ per share.

          3. Subject to the terms and conditions of this Agreement, the option may be exercised by the optionee while in the employ of the Corporation but only during the period beginning on the date of this Agreement and ending _________,
________ .

          4. The option may be exercised only by written notice, delivered or mailed by postpaid registered or certified mail, addressed to the Secretary of the Corporation at his office in Orangeburg, South Carolina. Such notice shall be accompanied by payment of the entire option price of the optioned shares being purchased in cash or its equivalent.



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

          Upon receipt of the payment of the entire purchase price of the optioned shares so purchased, certificates for such optioned shares shall be issued to the optionee with such restrictions noted thereon as may be required by law or otherwise appropriate. The optioned shares so purchased shall be fully paid and non assessable.

          5. (a) If the optionee ceases to be an employee of the Corporation or the Bank for any reason other than death or disability, then the option shall terminate three months after the date the optionee's employment ends.

             (b) If the optionee ceases to be an employee of the Corporation or the Bank by reason of death or disability within the meaning of Section 105(d)
(4) of the Internal Revenue Code of 1986, as amended, the option may be exercised, to the extent otherwise exercisable at the date of optionee's death or disability, within twelve months after the date of death or disability and not thereafter.

          6. The optionee shall not be deemed for any purposes to be a stockholder of the Corporation with respect to any shares which may be acquired hereunder except to the extent that the option shall have been exercised with respect thereto and a stock certificate issued therefor.

          7. The option herein granted shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of the optionee only by the optionee.

          8. The optionee agrees for himself and his heirs, legatees, and legal representatives, with respect to all shares of stock acquired pursuant to the terms and conditions of this Agreement (or any shares of stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor) that he and his heirs, legatees, and legal representatives will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or except in a transaction which, in the opinion of counsel for the Corporation is exempt from registration under the Act.

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

          9. The existence of the option herein granted shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the stock or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          10. As a condition of the granting of the option, the optionee agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board of Directors in its sole discretion, and any interpretation by the Board of Directors of the terms of this Agreement shall be final, binding and conclusive.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized officers and its corporation seal hereunto affixed, and the optionee has hereunto affixed his hands and seal as of the day and year first above written.


                                             COMMUNITY BANKSHARES, INC.




                                             OPTIONEE:


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